UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012 (August 6, 2012)

Broadview Networks Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-142946

(Commission File Number)

11-3310798

(IRS Employer Identification No.)

800 Westchester Avenue, Rye Brook, NY 10573

(914) 922-7000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 6, 2012, Broadview Networks Holdings, Inc. (the “Company” or “Broadview”) received term sheets dated August 6, 2012 related to an unsolicited offer from High River Limited Partnership (“High River”), an affiliate of Icahn Associates, a purported holder of a minority stake of our senior secured notes. The term sheets are expressly non-binding and delivered by High River solely for discussion purposes. The proposals made in the term sheets (collectively, the “Icahn Proposal”) are subject to and qualified by, among other things, business, tax, accounting and legal due diligence by High River. On information and belief, an affiliate of High River controls a competitor of the Company.

High River has proposed, among other things, that it (or one of its designees) would provide $175 million to the Company, $165 million in cash equity investments and $10 million in loans in exchange for 70% of new common stock of restructured Broadview. The High River term sheet provides that senior secured noteholders, including High River, would receive in exchange for their notes their pro rata share of $150 million in cash and the remaining 30% of new common stock of restructured Broadview. Although the Icahn Proposal contemplates that restructured Broadview will have no indebtedness, the Icahn Proposal values the Company significantly lower than the value implied by the plan of reorganization that the Company negotiated with material stakeholders (the “Company Plan”). The Company Plan, which is fully documented and in the process of being solicited, places a higher total enterprise valuation on the Company, cuts the Company’s bond indebtedness in half, maximizes value for all of our stakeholders and has the support of more than 66 2/3% of our bondholders. Under the Company Plan, bondholders are contemplated to receive 97.5% of the equity of restructured Broadview and existing shareholders are contemplated to receive the remaining 2.5% of such equity.

In recognition of their value to the Company, general unsecured creditors, vendors, customers and employees are not anticipated to be negatively impacted by either the Company Plan or the Icahn Proposal. As the Company will continue operating as a going concern, arrangements and agreements with such parties are all contemplated to be honored in accordance with their terms.

We and our Board of Directors, in consultation with our advisors, have analyzed the Icahn Proposal and do not consider it to be superior to the terms of the Company Plan. We intend to continue to pursue the Company Plan on the terms described in the Current Report on Form 8-K that was filed by the Company on July 13, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2012

BROADVIEW NETWORKS HOLDINGS, INC.

BY:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Chief Financial Officer